SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

42016 N. Anthem Heights Drive

Anthem, AZ 85086

(Address of principal executive offices)

(623) 221-5546

(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.339.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

EXPLANATORY NOTE

As of the date of this filing, based on our current operations and new business model, the Registrant believes that it has ceased being a shell company as that term is defined in Rule 405 of the Securities Act of 1933, as amended. Therefore, the Registrant is filing this report to disclose such information as would be required if the registrant were filing a general form for registration of securities on Form 10.

Item 5.06 Change in Shell Company Status.

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, the “Company” and “PBEC” refer to Pacific Blue Energy Corp.

FORM 10 INFORMATION

ITEM 1. BUSINESS

Business

The Registrant was incorporated in the State of Nevada on April 3, 2007 under the name Descanso Agency, Inc. On October 16, 2009, the Registrant filed a Certificate of Amendment with the Nevada Secretary of State to change its name to Pacific Blue Energy Corp.

Originally, the Registrant was incorporated to enter the travel industry by establishing a specialized service travel company that serves the needs of Mexican and United States wedding planners, travel agents, and clients seeking upscale personal attention at unique hotels and spas located in Mexico. Our core business plan was intended to focus on the wedding and party destination travel. However, due to a lack of available financing, the Company ceased its current operations in September 2009 relating to the travel industry and began seeking out viable alternatives.

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In October 2009, the Company refocused its business to become an independent alternative energy company. The Company has begun the process of approaching potential investment partners and has also begun seeking out potential opportunities, including joint venture opportunities, to move forward with our new business model. We will attempt to finance our operations through a combination of privately placed debt and/or equity. And with the recent alignment of a number of positive factors including technical advances, tax incentives, rising environmental awareness and the state of the economy; the availability of clean, affordable, solar and wind powered electricity to power homes and small businesses is becoming a reality.

We believe that we are positioning the Company to take advantage of technological advances, recent federal renewable energy and other tax incentives, and a revitalized interest in the environment that will drive the coming surge in the U.S. and global alternative/renewable energy market.

Business Focus

Wind Generated Electricity

At the end of 2008, worldwide wind farm capacity was 120,791 megawatts (MW), representing an increase of 28.8 percent during the year, and wind power produced some 1.3% of global electricity consumption. The Company is evaluating partnerships with leading edge wind turbine manufacturers for eventual importation into the U.S. and other markets.

Photovoltaic Solar Energy

The market potential of the larger scale applications of PV cells is one of the two main focal points of Pacific Blue Energy’s business direction. Solar panels use photovoltaic (PV) cells to convert sunlight directly into direct current (DC) electricity. They have no moving parts, are long lived and are low maintenance. Not only is PV solar energy clean and renewable, but it is also proven as a viable and fully commercialized solution.

Pacific Blue Energy hopes to work with leading global manufacturers of photovoltaic (PV) cells and modules. Their aim is to bring the best value to its customers by offering the latest advances in solar technology and leveraging the best manufacturing solutions available worldwide. The Company is currently evaluating the establishment of manufacturing facilities in China as well as the securing of the exclusive rights to certain PV solar products for both the U.S. and International markets. The Company plans include vertical integration of the PV cell manufacturing process to provide an end to end solution for its customers and partners.

Market Opportunity

PV Solar Electricity

According to a report released in July, 2009, by IntertechPira, a market research firm in the UK, the global photovoltaic (PV) market is expected to double within the next five years, reaching US$48 billion by 2014. Wafer-based silicon will continue as the dominant technology, but amorphous thin-film and cadmium telluride (CdTe) technologies will gain ground, and are expected to account for a combined 22% of the market by 2014.

Wind Power

There is huge and growing global demand for emissions-free wind power, which can be installed quickly, virtually everywhere in the world. Wind energy has grown into an important player in the world’s energy markets, with the 2008 market for turbine installations worth about $56.5 billion. Over the past ten years, global wind power capacity has continued to grow at an average cumulative rate of over 30%, and 2008 was another record year with more than 27 GW of new installations, bringing the total up to over 120 GW. The United States passed Germany to become the number one market in wind power, and China’s total capacity doubled for the fourth year in a row.

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Our Strategy

As opportunities become available and appear attractive to our management we will attempt to raise such funds necessary to conduct the appropriate due diligence and research to determine if it would be beneficial to the Company in both the short and long term. Our current management believes that current market conditions are creating situations that could result in the opportunity for viable opportunities as an alternative energy company.

It is anticipated that funding for the next twelve months will be required to maintain our operations. Attempts are ongoing to raise funds through private placements and said attempts will continue throughout 2009. We may also use various debt instruments as well as public offerings to raise needed capital during 2009. There can be no assurance, however, that any of these methods of financing will be successful in helping fund our operations.

Operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the continuing acquisition programs and continued professional fees that will be incurred.

Regulatory Requirements

Environmental Issues and Regulations

If successful, we will become subject to a variety of foreign, federal, state and local governmental laws and regulations related to generation and delivery of electricity and the purchase, storage, use and disposal of hazardous materials. In some cases, these laws provide local utilities with “monopoly” rights, adversely constraining our ability to easily penetrate economically attractive markets. In other cases, if we fail to comply with present or future environmental laws and regulations, we could be subject to fines, suspension of production or a cessation of operations. In addition, under some foreign, federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

In addition to those we have identified, we continue to seek markets that allow for the generation and sale of electricity by “third party developers”. We also believe that we will apply for and receive all environmental permits necessary to conduct our business. Any failure by us to control the use of or to restrict adequately the discharge of, hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

Dependence on Government Subsidies and Incentives

Various subsidies and tax incentive programs exist at the federal, state and local level to encourage the adoption of solar power including capital cost rebates, performance-based incentives, feed-in tariffs, tax credits and net metering. Capital cost rebates provide funds to customers based on the cost or size of a customer’s solar power system. Government policies, in the form of regulation and incentives, have accelerated the adoption of solar technologies by businesses and consumers.

Performance-based incentives provide funding to a customer based on the energy produced by their solar system. Under a feed-in tariff subsidy, the government sets prices that regulated utilities are required to pay for renewable electricity generated by end-users. The prices are set above market rates and may be differentiated based on system size or application. Feed-in tariffs pay customers for solar power system generation based on kilowatt-hours produced, at a rate generally guaranteed for a period of time. Tax credits reduce a customer’s taxes at the time the taxes are due. Net metering programs allow a customer, who generates more energy than used, to “sell” electricity back to the utility which will spin the meter backwards. During these periods, the customer “lends” electricity to the grid, retrieving an equal amount of power at a later time. Net metering programs enable end-users to sell excess solar electricity to their local utility in exchange for a credit against their utility bills. Net metering programs are usually combined with rebates, and do not provide cash payments if delivered solar electricity exceeds their utility bills.

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Renewable Energy Certificates

In addition, several states have adopted renewable portfolio standards (“RPS”), which mandate that a certain portion of electricity delivered to customers come from a set of eligible renewable energy resources. Under a renewable portfolio standard, the government requires regulated utilities to supply a portion of their total electricity in the form of renewable electricity. Some programs further specify that a portion of the renewable energy quota must be from solar electricity. A utility can receive “credit” for renewable energy produced by a 3rd party by either purchasing the electricity directly from the producer or paying a fee to obtain the right to renewable energy generated but used by the generator or sold to another party. This Renewable Energy Credit allows the utility to add this electricity to its RPS requirement total without actually expending the capital for generating facilities.

Despite the benefits of solar power, there are also certain risks and challenges faced by solar power. Solar power is currently dependent on government subsidies to promote acceptance by mass markets. We believe that the near-term growth in the solar energy industry depends significantly on the continued availability and size of these government subsidies and on the ability of the industry to reduce the cost of generating solar electricity. The market for solar energy products is, and will continue to be, heavily dependent on public policies that support growth of solar energy. There can be no assurances that such policies will continue. Decrease in the level of rebates, incentives or other governmental support for solar energy would have an adverse affect on our ability to sell our products.

Challenges Facing Solar Power

The solar power industry must overcome the following challenges to achieve widespread commercialization of its products:

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Decrease Per Kilowatt-hour Cost to Customer. In most cases, the current cost of solar electricity is greater than the cost of retail electricity from the utility network. While government programs and consumer preference have accelerated the use of solar power for on-grid applications, product cost remains one of the largest impediments to growth. To provide an economically attractive alternative to conventional electricity network power, the solar power industry must continually reduce manufacturing and installation costs.

•

Achieve Higher Conversion Efficiencies. Increasing the conversion efficiency of solar cells reduces the material and assembly costs required to build a solar panel with a given generation capacity. Increased conversion efficiency also reduces the amount of rooftop space required for a solar power system, thus lowering the cost of installation per consumer.

•

Improve Product Appearance. We believe that aesthetics are a barrier to wider adoption of solar power products particularly among residential consumers. Historically, residential and commercial customers have resisted solar power products, in part, because most solar panels are perceived as unattractive.

Ultimately, federal and state government, and locally sponsored, support for the solar industry is expected to reduce or stop. At or before that time, solar technologies must be priced, as a function of purchase price and performance, to compete cost effectively with traditional electricity generating technologies.

Competition

The market for solar power products is competitive and continually evolving. We expect to face increased competition, which may result in our inability to develop sustaining revenue. We will compete with companies large and small, public and private, and some will be suppliers as well as competitors and well known such as; groSolar, Sunpower, Sunwize, BP Solar, Evergreen Solar and GE Solar. Chinese companies have made significant inroads in manufacturing and are currently leading the production of solar panels or modules. Many of our competitors have established a stronger market position than ours and have larger resources and recognition than we have. In addition, the solar power market in general competes with other sources of renewable energy and conventional power generation.

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We believe that the key competitive factors in the market for solar products include:

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power efficiency and performance;

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price;

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quality;

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aesthetic appearance of solar installations;

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strength of distribution relationships; and

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knowledgeable sales and installation personnel.

Employees; Identification of Certain Significant Employees

We currently have no other employees, other than our officers and directors. We intend to hire additional employees on an as needed basis.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

ITEM 1A. RISK FACTORS

Risks Relating to Our Business

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, U.S. federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S. and in a number of other countries, these regulations and policies are being modified and may continue to be modified. These fees could increase the cost to our future customers using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

The reduction or elimination of government economic incentives could prevent us from achieving sales and market share.

We believe that the near-term growth of the market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in large part on the availability and size of government and economic incentives. Because a significant portion of our sales are expected to involve the on-grid market, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

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Today, the cost of solar power exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, most notably Germany, Japan, Spain, Italy, Portugal, South Korea and the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether. For example, Germany has been a strong supporter of solar power products and systems and political changes in Germany could result in significant reductions or eliminations of incentives, including the reduction of feed-in tariffs more rapidly than required by current law. Some solar program incentives expire, decline over time, are limited in total funding or require renewal of authority. Net metering and other operational policies in California, Japan or other markets could limit the amount of solar power installed there. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our products. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our products.

Problems with product quality or product performance we intend to distribute could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

We plan to purchase products that are complex and must meet stringent quality requirements. Products this complex may contain undetected errors or defects, especially when first introduced. For example, solar panels may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. If we deliver solar panels with errors or defects, or if there is a perception that such solar panels contain errors or defects, our credibility and the market acceptance and sales of its solar power systems could be harmed. The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline. We may need to indemnify dealers in the network and customers in some circumstances against liability from defects in our solar products. A successful indemnification claim against us could require us to make significant damage payments, which would negatively affect our financial results.

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

The development of a successful market for the products we intend to distribute may be adversely affected by a number of factors, some of which are beyond our control, including:

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our failure to offer products that compete favorably against other solar power products or providers on the basis of cost, quality and performance;

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our failure to offer products that compete favorably against conventional energy sources and alternative distributed-generation technologies, such as wind, biomass and solar thermal, on the basis of cost, quality and performance;

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our failure to develop and maintain successful relationships with vendors, distributors, systems integrators and other resellers, as well as strategic partners.

If the products we intend to distribute fail to gain market acceptance, we will be unable to achieve sales and market share.

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Technological changes in the solar power industry could render the products we intend to distribute uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to seek new technologies and to be at the forefront of new product offerings could cause us to become uncompetitive promoting less competitive or obsolete systems, which could prevent us from achieving market share and sales. The solar power industry is rapidly evolving and highly competitive. We may need to invest significant financial resources to keep pace with technological advances in the solar power industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing solar power technologies may be under development by many companies that could result in lower manufacturing costs or higher product performance than those products selected by us. These development efforts may render obsolete the products we intend to offer, and other technologies may prove more advantageous for the commercialization of solar power products.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, we would be unable to achieve sales and market share.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

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cost-effectiveness of solar power technologies as compared with conventional and competitive alternative energy technologies;

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performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

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success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

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fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

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increases or decreases in the prices of oil, coal and natural gas;

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capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow;

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continued deregulation of the electric power industry and broader energy industry; and,

•

availability and or effectiveness of government subsidies and incentives.

We face intense competition from other companies producing solar power, system integrators and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The mainstream power generation market and related product sectors are well established and we are competing with power generation from more traditional process that can generate power at lower costs than most renewable or environmentally driven processes. Further, within the renewable power generation and technologies markets we face competition from other methods of producing renewable or environmentally positive power. Then, the solar power market itself is intensely competitive and rapidly evolving. If we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve sales and market share. There are a number of major multi-national corporations that produce solar power products, including; Suntech, Sunpower, FirstSolar, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. Also established integrators are growing and consolidating, including groSolar, Sunwize, Sunenergy and Real Goods Solar and we expect that future competition will include new entrants to the solar power market. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

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Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors' greater sizes in some cases provides them with competitive advantages with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. They also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to the research, development, promotion and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

We may not address successfully the problems encountered in connection with any potential future acquisitions.

We expect to consider future opportunities to acquire or make investments in other technologies, products and businesses that could enhance our capabilities, complement our products, or expand the breadth of our markets or customer base. We have limited experience in acquiring other businesses and technologies. Potential and completed acquisitions and strategic investments involve numerous risks, including:

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problems assimilating the purchased technologies, products or business operations;

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problems maintaining uniform standards, procedures, controls and policies;

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problems arising from non-performance of acquired entities or assets;

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problems arising from overvaluation or with securing the required financing to close and/or make the acquisition operational;

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unanticipated costs associated with an acquisition;

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diversion of management's attention from our core business;

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adverse effects on existing business relationships with suppliers and customers;

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risks associated with entering new markets in which we have no or limited prior experience;

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potential loss of key employees of acquired businesses; and

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increased legal and accounting costs as a result of the newly adopted rules and regulations related to the Sarbanes-Oxley Act of 2002 and other such regulation such as increased internal control and reporting requirements.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines for us.

We are required to comply with all foreign, U.S. federal, state and local laws and regulations regarding pollution control and protection of the environment. In addition, under some statutes and regulations, a government agency, or other parties, may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In the course of future business we may use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our operations or related research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. In addition, if more stringent laws and regulations are adopted in the future, the costs of compliance with these new laws and regulations could be substantial. If we fail to comply with present or future environmental laws and regulations we may be required to pay substantial fines, suspend production or cease operations.

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If we violate certain securities laws, we may not be able to privately offer our equity securities for sale.

Any offering of our equity securities in or from the United States must be registered with the SEC or be exempt from registration. If our prior offers and sales were not exempt from registration, it is likely that they would be deemed integrated with future offerings unless we do not offer equity securities for at least six months. In the event of such integration, we would only be permitted to offer and sell equity securities after we file one or more new registration statements with the SEC and the registration statements have become effective. The registration process is both expensive and can be expected to take at least several months and would substantially hinder our efforts to obtain funds.

If the Company uses its stock in acquisitions of other entities there may be substantial dilution at the time of a transaction.

If the price of our common stock used for an acquisition is less than the amount paid by our shareholders, substantial dilution may be experienced. Additional dilution may be experienced by the sale of additional shares of common stock or other securities, or if the Company’s shares are issued to purchase other entities assets.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, and must be current in their reports with the Securities and Exchange Commission, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Although we plan on maintaining commercial insurance to reduce some operating hazard risks, such insurance may not be available to us at economically feasible rates, if at all.

In the absence of suitable insurance, we may be exposed to claims and litigation which we will not be financially able to defend or we may be subject to judgments which may be for amounts greater than our ability to pay.

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We may need to raise additional funds to finance our future capital needs, which may prevent us from growing our business.

We may need to raise additional funds to finance our future capital needs including completing the developing new products and technology, and operating expenses. We may need additional financing earlier than we anticipate if we:

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expand faster than our internally generated cash flow can support;

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add merchant accounts faster than expected;

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need to reduce pricing in response to competition;

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repurchase our common stock; or

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acquire complementary products, businesses or technologies.

If we raise additional funds through the sale of equity securities, these transactions may dilute the value of our outstanding common stock. We may also decide to issue securities, including debt securities that have rights, preferences and privileges senior to our common stock. We may be unable to raise additional funds on terms favorable to us or at all. If financing is not available or is not available on acceptable terms, we may be unable to fund our future needs. This may prevent us from increasing our market share, capitalizing on new business opportunities or remaining competitive in our industry.

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

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technological innovations or new products and services by the Company or its competitors;

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additions or departures of key personnel;

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limited “public float” following the Reorganization , in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol PBEC.OB. However, there is limited trading activity and not currently a liquid trading market. There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained. Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital. As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

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 The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation does not contain any specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; however, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

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ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Plan of Operation

Headquartered in Phoenix, Arizona, one of the prime solar energy markets in the United States, Pacific Blue Energy has identified a number of market factors that make this the perfect time to enter the rapidly expanding Phoenix market segment. Pacific Blue Energy believes that solar energy represents the perfect solution to help alleviate global warming. The sun falling daily on earth contains more than enough energy to power our basic human needs. Through PV solar technology, we can harness this light energy from the sun, changing it into electricity and put into our daily use.

The Environment and Alternative Energy

Global warming is a serious issue we cannot afford to ignore. The seemingly small increase in the global average temperature can in fact have a very negative impact on our world. Studies have shown that increasing global temperature will cause sea levels to rise and will change the amount and pattern of precipitation. This in turn could lead to the expansion of deserts around the globe. Some of the other environmental impacts include:

•

Increases in the intensity and frequency of extreme weather events such as floods and typhoons

•

Continuing retreat of glaciers, permafrost and sea ice, especially in the Arctic region

•

Depletion of both the Amazon rainforest and Boreal forests

•

Changes to agricultural production

•

Extinction of some species

•

Changes in weather patterns

•

Millions of human lives affected by these natural changes

Benefits from Just one Alternative Energy Home

A solar system for a typical 3-Bedroom home will offset 82,000 lbs of carbon dioxide over 15 years, saving the equivalent of the carbon dioxide absorbed by fifty trees, 30,000 gallons of water used to make electricity or driving a car a hundred thousand miles.

Key Advantages of Photovoltaic Solar Energy:

•

Solar products are fully commercialized

•

Solar is a renewable, clean energy source

•

Solar is reliable and maintenance free

•

Solar does not require new or complex infrastructure

•

Solar is a distributed form of energy generation

•

Solar power generation coincides with peak energy demand

•

Solar energy is attracting fund investing

•

Solar manufacturing supply is well defined

Tax Credits

Thanks to federal tax credits that went into effect in January 2009, U.S. homeowners can get money back if they purchase wind turbines or solar panels. There are tax credits for energy efficiency too, including projects such as adding more insulation to your home, or buying energy-efficient windows. Access to these tax credits will depend on the specifics of each project, but with the new federal tax credits you can count on getting some money back quickly. The tax credits for energy efficiency cover up to 10 percent of many home improvements, up to a total of about $500. Especially beneficial is that the new tax credits can cover 30 percent of the cost of most new renewable energy installations This can add up to thousands of dollars.

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State and Local Rebate Programs

Many states, cities and utility companies have created programs to encourage businesses to switch to solar power. The amount of the rebate subsidy varies by program, but some are generous enough to cover up to 40% of a system’s cost.

The federal government also offers a number of solar incentives, including a 30% investment tax credit (ITC) on the solar system cost. A company can also recognize accelerated capital depreciation over 5 years. As part of the 2009 American Recovery and Reinvestment Act (ARRA), the Obama administration has proposed several grant programs for renewable energy that are expected to further help fund solar installations.

Photovoltaic Solar Energy

Pacific Blue Energy will be working with the leading global manufacturers of photovoltaic (PV) cells and modules. Their aim is to bring the best value to our customers by offering the latest advances in solar technology and leveraging the best vertically integrated manufacturing solutions available worldwide. The company is currently evaluating the establishment of manufacturing facilities in China as well as the securing of the exclusive rights to certain PV solar products for both the U.S. and International markets.

Pacific Blue Energy places great emphasis on performance and value and objectively select supplies, technologies and equipment, from top suppliers worldwide. As of October 2009, some of the largest photovoltaic (PV) power plants in the world are in Spain,(60 MW), Germany,(54 MW),and Portugal, (46 MW). Many of these plants are integrated with agriculture and some use innovative tracking systems that follow the sun's daily path across the sky to generate more electricity than conventional fixed-mounted systems. There are no fuel costs or emissions during operation of the power stations. In the United States, there plans to build very large PV energy farms. The Topaz Solar Farm is a proposed 550 MW solar photovoltaic power plant which is to be built northwest of California Valley at a cost of over $1 billion. Built on 9.5 square miles (25 km2) of ranchland, the project would utilize thin-film PV panels The project would deliver approximately 1,100 gigawatt-hours (GW·h) annually of renewable energy. The project is expected to begin construction in 2010, begin power delivery in 2011, and be fully operational by 2013.

However, when it comes to renewable energy systems and PV, it is not just large systems that matter. Building-integrated photovoltaics or "onsite" PV systems have the advantage of being matched to end use energy needs in terms of scale providing an energy supply where it is needed.

Wind Generated Electricity

At the end of 2008, worldwide wind farm capacity was 120,791 megawatts (MW), representing an increase of 28.8 percent during the year, and wind power produced some 1.3% of global electricity consumption. Wind power accounts for approximately 19% of electricity use in Denmark, 9% in Spain and Portugal, and 6% in Germany and the Republic of Ireland. The United States is an important growth area and installed U.S. wind power capacity reached 25,170 MW at the end of 2008.

In the UK, a license to build the world's largest offshore wind farm, in the Thames estuary, has been granted. The London Array wind farm, 20 km off Kent and Essex, should eventually consist of 341 turbines, occupying an area of 230 km². This is a £1.5 billion, 1,000 megawatt project, which will power one-third of London homes. The wind farm will produce an amount of energy that, if generated by conventional means, would result in 1.9 million tonnes of carbon dioxide emissions every year.

•

Wind power occupies less land area per kilowatt-hour (kWh) of electricity generated than any other energy conversion system, apart from rooftop solar energy, and is compatible with grazing and crops.

•

It generates the energy used in its construction in just 3 months of operation, yet its operational lifetime is 20–25 years.

•

Greenhouse gas emissions and air pollution produced by its construction are low and declining. There are no emissions or pollution produced by its operation.

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In a list compiled by the Advanced Energy Group of the top 101 cities in the United States ranked by the average amount of sunshine falling on each city daily, Phoenix ranked number 4 in the country for Best Solar Energy Resources.

With the recent alignment of a number of positive factors including technical advances, tax incentives, rising environmental awareness and the state of the economy; the availability of clean, affordable, solar electricity to power homes and small businesses is becoming a reality.

According to a report released in July, 2009, by IntertechPira a market research firm in the UK, the global photovoltaic (PV) market is expected to double within the next five years, reaching US$48 billion by 2014.

Technology of Solar Energy

Solar panels use photovoltaic (PV) cells to convert sunlight directly into direct current (DC) electricity. They have no moving parts, are long lived and are low maintenance. Solar panels work best in direct sunshine, but also function on cloudier days. In a PV solar system, photovoltaic cells, are assembled in a panel. There are many different types of panels available, and each has its particular applications. Depending on the amount of electricity needed, these panels can then be connected in an array of any size to provide the electricity needed for a home, office, or larger facility.

How PV Solar Energy Works

The DC power from the solar panels is sent to an inverter, where it is converted into alternating current (AC) power, or standard electrical current. AC power travels from the inverter to the electrical panel and is ready for use in the home. The residence remains connected to the utility grid to supply the residence with electricity when more power is needed than your system has produced, such as at night.

Solar panels can actually supply a substantial proportion of the electricity needs of a typical household. They are often mounted on the roof or on the ground and connected to the local electric utility. Depending on the area and the size of the installation, they can provide some or all the power to a home. Apart from reducing an electricity bill, homeowners may also be able to sell surplus electricity directly back to the utility. Solar panels are also used for commercial applications ranging from large-scale power plants to small family-run businesses.

World Markets

According to a report released in July, 2009, by IntertechPira a market research firm in the UK, the global photovoltaic (PV) market is expected to double within the next five years, reaching US$48 billion by 2014. Wafer-based silicon will continue as the dominant technology, but amorphous thin-film and cadmium telluride (CdTe) technologies will gain ground, and are expected to account for a combined 22% of the market by 2014.

Today, solar photovoltaic output still represents far less than one percent of the world’s four terawatts (four trillion watts) of electrical generating capacity. But according to some industry analysts, today’s size isn’t the story. The real story is what’s already been happening for more than a decade: a pattern of exponential PV solar growth that now promises to turn the world largely solar, at ever-accelerating speed. Overall bullishness about solar is widespread. BCC Research, a Massachusetts-based market research firm specializing in technology and energy, expects that the global solar sector will grow from $13 billion today to $32 billion by 2012.

According to Environment 360, long-term growth predictions are very promising , including estimates that non-polluting, carbon dioxide-free solar PV solar will become fully price-competitive with coal and nuclear power in most of the world sometime in the next decade or two. And with solar costs continuing to plummet into the future, these analysts say, solar will out-compete other forms of electric generation on its own terms until it is preeminent.

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U.S. Photovoltaic Solar Energy Installations Accelerating

The annual U.S. PV installed capacity grew by 63% in 2008 compared with installations in 2007 to 335 MW. This brought the cumulative installed capacity to 792 MWDC. Although PV installation growth had been steady and impressive for many years, the annual growth rate doubled when the federal Investment Tax Credit (ITC) increased in 2006. By 2008, the capacity of PV installed each year was triple the annual amount installed in 2005. More than 33,500 sites installed PV in 2008, with 62% of these sites and 87% of the installed capacity connected to the grid.

specifications
in MWp
Source: EuPD Research 2008
6,000
5,000
4,000
3,000
2,000
1,000
0
5,182.1
3,342.1
2,186.9
1,840.0
1,440.0
1,155.2
964.0
746.9
636.0
476.0
328.0
200.0
2007
2008e
2009e
2010e
2011e
2012e
newly installed capacity
total cumulated

2008
328MW total market
1.1%
15.7%
10.8%
39.2%
33.2%
2012
1,840MW total market
0.5%
22.6%
42.2%
9.8%
25.0%
residential
commercial
government
utility
other

Installation growth by capacity was largest in the nonresidential sector, but the residential sector continues to dominate the number of installations. Many states reported a doubling of PV capacity installed in 2008 compared with 2007 installations. Installations in California, the dominant U.S. market, increased by 95% in 2008.

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Environmental Advantages

Conventional vs. Renewable Energy Sources

As conventional energy sources such as oil, gas and coal continue to be depleted, it is important for us to find alternative solutions to meet our daily energy demands. When fossil fuels are burned to create energy, they emit toxic gases that are the primary cause of pollution and global warming and their limited availability can create a roller coaster market in which energy prices can change drastically in a short period. As one of the most promising solutions, photovoltaic solar energy is becoming an established source of energy. Not only is solar energy clean and renewable, but it is also proven as a viable and fully commercialized solution.

Market Segments

Solar markets are booming in the United States due to consumer interest in green technologies, concern about energy prices, and financial incentives from the federal government, states, local governments and utilities. Over 62,000 installations were completed in 2008. The overall picture that emerges is of a market set to create conditions for a new industrial boom cycle. Key trends include technological, investment, financing, and government involvement.

The U. S. solar energy market has been soaring for the past three years, as production, shipments, installations, and sales have skyrocketed. With many factors aligned in its favor—ever-higher nonrenewable energy prices, ever-lower solar prices, climate change, energy security, a solidifying market structure, solar stocks on fire, and the federal government finally beginning to get behind solar—the upward trajectory appears set to continue.

The market potential of the larger scale applications of PV cells is the prime focus of Pacific Blue Energy. The Company plans include vertical integration of the PV cell manufacturing process to provide an end to end solution for its customers and partners.

Target Markets

Arizona a top market for Solar Energy

In a list compiled by the Advanced Energy Group of the top 101 cities in the United States ranked by the average amount of sunshine falling on each city daily, Phoenix ranked number 4 in the country for Best Solar Energy Resources. Additionally, more than one-half of Arizona households rely on electricity as their primary energy source for home heating. Arizona also ranked second for capacity of PV installed each year from 1997 through 2004. Arizona has more PV capacity installed on the utility side of the meter than any other state. Many states are offering incentives, and system installation growth more than doubled in Arizona, projections to 2012 show dramatic growth in the sector.

Pacific Blue Energy’s business operations began aiming at commercial and apartment sales and installations of PV solar in the Phoenix market. Business operations include the initiation of a physical presence as well as online assets. Core management has been established and operations and marketing teams are following. Budgets, as well as the operations and marketing plans are now being implemented. The marketing plan includes PBE’s corporate identity package and core brand features such as: logo, letterhead, signage, etc. The company has executed a “soft launch” in the Phoenix area with concentrated promotions and advertising following in the coming months. The company will begin research and development into alternative energy equipment manufacturing and components as well as broadening its sourcing of PV solar materials and components.

ITEM 3. PROPERTIES

We do not own any real estate. Our principal executive office is located at 42016 N. Anthem Heights Drive, Anthem, Arizona, which is also the residence of our Chief Executive Officer. We believe that this space will be sufficient to fulfill our needs in the short-term as we continue to develop the business plan of the Company. As of the date of this filing, we have not sought to move or change our office site.

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ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this Report by (i) each of our directors, (ii) each of our officers named in the Summary Compensation Table, (iii) each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

The percentage of ownership set forth below reflects each holder's ownership interest in the 37,000,000 shares of our common stock outstanding as of December 1, 2009.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants	Total	Percent
Luniel de Beer 42016 N. Anthem Heights Dr. Anthem, AZ 85086	15,000,000	0	15,000,000	41.20%
Joel P. Franklin 42016 N. Anthem Heights Dr. Anthem, AZ 85086	250,000	0	250,000.006%
All executive officers and directors as a group	15,250,000	0	15,250,000	41.21%

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table presents information with respect to our officers, directors and significant employees as of the date of this Report:

Name	Age	Position
Luniel de Beer	38	Chairman of the Board of Directors
Joel P. Franklin	36	Chief Executive Officer, President, Chief Financial Officer, Treasurer & Secretary

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Biographical Information Regarding Officers and Directors

Mr. de Beer – Mr. de Beer has been the President, CEO and Director of Tradeshow Marketing Company, Ltd. since 2005. Primarily responsible for overseeing operations of company controlling 2 retail franchises, with additional sales through trade shows, wholesale, and e-commerce. Additionally, Mr. de Beer functions include overseeing and coordinating HR, Legal fundraising, reporting, public relations, press releases, budgets, trade show operations, retail operations, wholesale operations, product development, and other business functions. Supervising staff of 18 and coordinating a 7-member Board. Mr. de Beer was previously with Idearc Media employed as a Product Manager & Senior Software Development Manager, Switchboard.com (formerly part of InfoSpace), where he directed development of local search and Internet Yellow Pages websites for Verizon US and Canada.

Mr. Franklin - Mr. Franklin is a former professional athlete who was drafted by the Cincinnati Reds in 1993. During his time playing professional baseball, Mr. Franklin developed a strong work ethic, a strong drive for success and the ability to succeed under pressure. Thereafter, Mr. Franklin worked in various contracting fields, and became certified in diagnosing, repairing, and installing HVAC electrical units. During the last five years, Mr. Franklin has been the owner/operator of a very successful contracting company which excels in building and maintaining strong positive relationships with potential and current clients, builders, vendors and suppliers. Mr. Franklin effectively manages all aspects of projects from inception to completion.

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Compliance With Section 16(a) Of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We believe that during the fiscal year ended December 31, 2008 all such filing requirements applicable to our officers and directors were complied with.

Audit Committee.

The Company intends to establish an audit committee of the board of directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee.

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Code of Ethics

 We will adopt a code of ethics in December of 2009. This policy will serve as guidelines in helping employees to conduct our business in accordance with our values. Compliance requires meeting the spirit, as well as the literal meaning, of the law, the policies and the values. It is expected that employees will use common sense, good judgment, high ethical standards and integrity in all their business dealings.

Involvement in Certain Legal Proceedings

During the past five years none of our directors, executive officers, promoters or control persons has:

1.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

been convicted in a criminal proceeding or subject to a pending criminal proceeding;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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ITEM 6. EXECUTIVE COMPENSATION

Compensation of Officers

Option award compensation is the fair value for stock options vested during the period, a notional amount estimated at the date of the grant using the Black-Scholes option-pricing model. The actual value received by the executives may differ materially and adversely from that estimated. A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the most recent three years is as follows:

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Other Incentive Compensation	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Luniel de Beer Chairman of the Board of Directors	2009	0	0	0	0	0	0	0	0
Joel P. Franklin (1) President, CEO, CFO, Treasurer & Secretary	2009	0	0	0	0	0	0	0	0

(1)          On November 16, 2009, the Company issued 250,000 shares of its common stock, par value $0.001, to Joel Franklin, the Registrant’s Chief Executive Officer, as a one-time bonus. The shares were valued at $50,000, or $0.20 per share.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

None.

ITEM 8. LEGAL PROCEEDINGS

We are not presently a party to any litigation.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since January 11, 2008, originally we traded under the symbol “DSAY.OB.” On November 6, 2009, we began trading under our current symbol of “PBEC.OB.” Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

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Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121, Telephone (801) 274-1088.

Holders

As of December 1, 2009, we had nineteen stockholders of record.

Dividends

We implemented a forward split of the issued and outstanding common shares of the Company, whereby every one share of common stock held was exchanged for 4 shares of common stock. As a result, the issued and outstanding shares of common stock were increased from approximately 9,250,000 prior to the forward split to 37,000,000 following the forward split. The forward split was payable as a dividend to shareholders of record as of December 2, 2009.

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Securities authorized for issuance under equity compensation plans

None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On November 9, 2009, the Company accepted $20,000 from Jesse MacNeill in exchange for 100,000 shares of the Company’s common stock, par value $0.001.

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ITEM 11. DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 290,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and,

•

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

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Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Quarterly and Annual Reports as filed with the Securities and Exchange Commission.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through December 1, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)

The following exhibits are filed with this Current Report on Form 8-K:

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
3.1	Articles of Incorporation., as amended	8-K	10-29-2009	3.1

3.2	Bylaws.	SB-2	09-05-07	3.2

14.1	Code of Ethics				X

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2009

PACIFIC BLUE ENERGY CORP.

By:   /s/ Joel P. Franklin

Joel P. Franklin, CEO

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